Marathon Patent Group Provides Details on CyberFone Systems Acquisition

Portfolio Generated 32 Settlement and License Agreements Totaling $15.5 Million

Alexandria, VA - April 24, 2013- Marathon Patent Group®, Inc. (OTCBB: MARA “Marathon”), an intellectual property services and monetization company, today provides an update on its recent acquisition of CyberFone Systems, LLC and its patent portfolio. The patents cover claims that provide the right to practice specific transactional data processing, telecommunications, network and database inventions, including financial transactions.

The portfolio has a history of revenue generation, demonstrating the value of the assets, as well as their widespread use over multiple industries. Since the licensing and enforcement campaign began nearly 18 months ago, the patent portfolio has generated 32 settlement and license agreements for a total of $15.5 million dollars in revenue. Ongoing infringement continues, and the portfolio is currently being enforced against 16 named defendants, including Federal Express, Mitsubishi, Toshiba, Nintendo, ZTE, Siemens, Alcatel-Lucent and UPS among others.

Marathon believes these patents cover inventions that are in widespread use, particularly in the mobile internet environment. Marathon and IP Navigation (”IPNav”), its strategic partner, will continue to identify, and license to, those who market or sell technologies covered by the underlying rights of the acquired assets. This includes infringement both in already identified industries, but also in newly identified verticals or use cases.  Earlier this year, Marathon Patent Group announced it had entered into a strategic relationship with industry-leading patent monetization company IP Navigation Group, which has generated more than $600 million to date in licenses, settlements and damages awards. IPNav will continue source and execute monetization opportunities on behalf of MPG.

“It is clear from the continued performance of the CyberFone portfolio that it represents diversification in both its ability to generate revenue and in the breadth of its base of licensees.” said Doug Croxall, Chief Executive Officer of Marathon Patent Group. "We see portfolios like it as the foundation of Marathon’s growth strategy.  We are also working with IPNav to identify other industries and potential licensees for the CyberFone portfolio.”

About Marathon Patent Group
Marathon Patent Group® ("Marathon") is an intellectual property services and monetization company that serves a wide range of patent holders and technologies from Fortune 500 to independent inventors. Marathon provides clients advice and services that enable them to realize financial and strategic return on their IP rights. Marathon serves clients through two complementary business units: the IP Research & Services Center, which helps to identify and manage patents, and the IP Licensing and Enforcement Group, which acquires IP assets, partners with patent holders, and monetizes patent portfolios through actively managed patent licensing campaigns. Marathon is based in Alexandria, Virginia. www.marathonpg.com

About IPNav
IPNav is the world's leading full-service patent monetization firm, helping forward-thinking corporations, universities, organizations, and individuals profit from innovation. IPNav's integrated, end-to-end solution turns idle IP assets into revenue streams. Using its proprietary Patent Monetization Platform, IPNav unlocks the value trapped in our clients' IP portfolios -- with timetables and objectives set by the client. Based in Dallas, IPNav has offices in Dublin, Paris, Shanghai, and Tel Aviv. www.ipnav.com

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Marathon Patent Group
Investor Relations
678-570-6791

IP Communications
Brody Berman Associates
212-683-8125